UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2006
ZILA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-17521	86-0619668
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)
5227 North 7th Street, Phoenix, Arizona 85014-2800
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code (602) 266-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFD 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 13, 2006, Zila, Inc. (the “Company”), and NBTY, Inc. (“NBTY”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) whereby the Company will sell its Nutraceuticals Business Unit to NBTY for a purchase price of $37.5 million in cash (subject to a working capital adjustment and the retirement by ZILA of approximately $2.7 million of debt) plus up to an additional $3 million in cash contingent upon the performance of such division during the one-year period after the closing (the “Disposition”). The Disposition constitutes the sale of the Company’s nutritional supplements and cosmetics business, including its Ester-C® and Ester-E® product forms.
In accordance with the Stock Purchase Agreement, the Company will sell all the issued and outstanding shares of common stock in its wholly-owned subsidiary, Zila Nutraceuticals, Inc. (“ZNI”), to NBTY. In connection with this stock sale, NBTY will be acquiring all of ZNI’s assets, including without limitation, the real property owned by ZNI in Prescott, Arizona and will be assuming all of ZNI’s liabilities, except as set forth in the Stock Purchase Agreement. The Stock Purchase Agreement contains representations and warranties, covenants, indemnification provisions and closing conditions that are customary for transactions of this type, including (i) a working capital adjustment, (ii) a contingent purchase price entitling the Company to up to an additional $3 million in cash if ZNI achieves certain predetermined EBITDA targets during the one year period following the closing of the Disposition, and (iii) a non-solicitation provision. The Company also entered into a customary non-competition agreement in connection with the Disposition.
The Company has chosen to obtain shareholder approval of the Disposition as it is a condition to closing under the terms of the Stock Purchase Agreement negotiated with NBTY. The Company intends to conduct the special meeting to obtain shareholder approval of the Disposition in September 2006 and close the transaction shortly thereafter in October 2006.
On August 14, 2006 the Company issued a press release announcing that it had entered into the Stock Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
99.1	Press release entitled “Zila, Inc. Announces Strategic Divestiture of Zila Nutraceuticals, Inc.” and dated August 14, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZILA, INC.
Dated: August 17, 2006	By:	/s/ Gary V. Klinefelter
Gary V. Klinefelter
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release entitled “Zila, Inc. Announces Strategic Divestiture of Zila Nutraceuticals, Inc.” and dated August 14, 2006